Exhibit 99.1

FOR IMMEDIATE RELEASE
DATE: December 8, 2010

CONTACT:	Brian L. Vance
President and Chief Executive Officer
(360) 943-1500

HERITAGE FINANCIAL ANNOUNCES COMMENCEMENT OF $45 MILLION PUBLIC

OFFERING OF COMMON STOCK

Olympia, WA - HERITAGE FINANCIAL CORPORATION (NASDAQ GS: HFWA) (“Company”) announced today that it has commenced an underwritten public offering of $45 million of its common stock. The net proceeds from the offering will be used for general corporate purposes, which may include providing capital to support the organic growth of its subsidiary banks, and acquisitions or other business opportunities in our market areas, including FDIC-assisted transactions. The Company also may seek the approval of its regulators to utilize a portion of the proceeds of this offering and other available cash to repurchase all or a portion of the $24.0 million of preferred stock it issued to the U.S. Treasury under the TARP Capital Purchase Program.

Keefe, Bruyette & Woods, Inc. is serving as sole-book-running manager of the offering, and D.A. Davidson & Co. is serving as co-manager. The Company intends to grant the underwriters a 30-day option to purchase shares representing gross proceeds to the Company of up to an additional $6.75 million to cover over-allotments, if any.

The Company proposes to issue the shares pursuant to a prospectus supplement filed as part of the Company’s shelf registration statement that was filed with the Securities and Exchange Commission on Form S-3 (File No. 333-167145) and became effective on June 7, 2010. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents incorporated therein by reference that the Company filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, or by calling toll-free (800) 966-1559 or from D.A. Davidson & Co., Equity Capital Markets, 8 Third Street North, Great Falls, MT 59401 or by calling toll-free (800) 332-5915. Offers will be made only by means of the prospectus and related prospectus supplement.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Heritage Financial

Heritage Financial Corporation is a bank holding company headquartered in Olympia, Washington. The Company operates two community banks, Heritage Bank and Central Valley Bank. With the recent FDIC-assisted acquisitions of Cowlitz Bank and Pierce Commercial Bank, Heritage Bank now serves western Washington and the greater Portland, Oregon area through its twenty-five full-service banking offices and its Online Banking Website www.HeritageBankWA.com. Central Valley Bank serves Yakima and Kittitas counties in central Washington through its six full-service banking offices and its Online Banking Website www.CVBankWA.com. Additional information about Heritage Financial Corporation is available on its Internet Website www.HF-WA.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about our ability to raise common capital, the amount of capital we intend to raise and our intended use of that capital. Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation, negative reaction to our public offering, unfavorable pricing of the offering and deterioration in the economy or our loan portfolio that could alter our intended use of the capital or cause us to terminate or suspend the offering.